                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 33-46953) pertaining to the 401(k) Savings Plan of Lynch Corporation and
Participating  Employers of our report  dated May 20, 2005,  with respect to the
financial   statements  and  schedule  of  the  401(k)  Savings  Plan  of  Lynch
Corporation  and  Participating  Employers  included in this Annual Report (Form
11-K) for the year ended December 31, 2004.

                                ERNST & YOUNG LLP

Providence, Rhode Island
June 24, 2005